PY-5A1

csfb04_ar5_pts - Price/Yield - 5-A-1 - Conforming Balance Pass thrus										3s

Balance	$48,950,000.00	Delay	24	WAC(5)	4.430	WAM(5)	358
Coupon	4.0202	Dated	5/1/04	NET(5)	4.0402	WALA(5)	2
Settle	5/28/04	First Payment	6/25/04

* PAYS GROUP NET WAC LESS [0.0200%] THROUGH MONTH 31, THEN NET WAC LESS [0.0200]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.0591]%
RUN TO EARLIEST OF BALLOON IN MONTH 31 AND 10% CALL					(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	0 CPB - Call (Y)	5 CPB - Call (Y)	10 CPB - Call (Y)	12 CPB - Call (Y)	15 CPB - Call (Y)	17 CPB - Call (Y)	20 CPB - Call (Y)	25 CPB - Call (Y)	30 CPB - Call (Y)	40 CPB - Call (Y)

100-18	3.6658	3.6439	3.6195	3.6089	3.5921	3.5803	3.5615	3.5275	3.4894	3.4001
100-18+	3.6593	3.6370	3.6120	3.6012	3.5841	3.5721	3.5529	3.5182	3.4793	3.3883
100-19	3.6528	3.6300	3.6045	3.5935	3.5761	3.5638	3.5442	3.5089	3.4692	3.3765
100-19+	3.6463	3.6231	3.5971	3.5859	3.5681	3.5555	3.5356	3.4996	3.4592	3.3647
100-20	3.6399	3.6161	3.5896	3.5782	3.5601	3.5473	3.5270	3.4903	3.4491	3.3528
100-20+	3.6334	3.6092	3.5822	3.5705	3.5521	3.5390	3.5184	3.4810	3.4390	3.3410
100-21	3.6269	3.6022	3.5747	3.5628	3.5440	3.5308	3.5097	3.4717	3.4289	3.3292
100-21+	3.6204	3.5953	3.5672	3.5552	3.5360	3.5225	3.5011	3.4623	3.4189	3.3174
100-22	3.6139	3.5883	3.5598	3.5475	3.5280	3.5143	3.4925	3.4530	3.4088	3.3056
100-22+	3.6074	3.5814	3.5523	3.5398	3.5200	3.5060	3.4838	3.4437	3.3987	3.2938
100-23	3.6009	3.5744	3.5449	3.5322	3.5120	3.4978	3.4752	3.4344	3.3887	3.2819
100-23+	3.5944	3.5675	3.5375	3.5245	3.5040	3.4896	3.4666	3.4251	3.3786	3.2701
100-24	3.5879	3.5605	3.5300	3.5169	3.4960	3.4813	3.4580	3.4158	3.3686	3.2583
100-24+	3.5815	3.5536	3.5226	3.5092	3.4880	3.4731	3.4494	3.4065	3.3585	3.2466
100-25	3.5750	3.5467	3.5151	3.5015	3.4800	3.4648	3.4408	3.3973	3.3485	3.2348
100-25+	3.5685	3.5397	3.5077	3.4939	3.4720	3.4566	3.4322	3.3880	3.3384	3.2230
100-26	3.5620	3.5328	3.5002	3.4862	3.4640	3.4484	3.4235	3.3787	3.3284	3.2112

WAL	2.55	2.38	2.22	2.15	2.06	1.99	1.91	1.76	1.62	1.38
Principal Window	Jun04 - May07	Jun04 - Apr07	Jun04 - Apr07	Jun04 - Apr07	Jun04 - Apr07	Jun04 - Apr07	Jun04 - May07	Jun04 - May07	Jun04 - May07	Jun04 - Apr07
Principal # Months	36.000000	35.000000	35.000000	35.000000	35.000000	35.000000	36.000000	36.000000	36.000000	35.000000

LIBOR_6MO	1.380000	1.380000	1.380000	1.380000	1.380000	1.380000	1.380000	1.380000	1.380000	1.380000
LIBOR_1YR	1.830000	1.830000	1.830000	1.830000	1.830000	1.830000	1.830000	1.830000	1.830000	1.830000
CMT_1YR	1.548000	1.548000	1.548000	1.548000	1.548000	1.548000	1.548000	1.548000	1.548000	1.548000

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
									6-May-04

								Sale! Subject to 5.00% Variance